Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                                       FOR
                               UNSEEN SOLAR, INC.

                          COMMON STOCK ($.02 PER SHARE)

Persons interested in purchasing common stock of UNSEEN SOLAR, Inc. must complete and return this Subscription Agreement along with their check or money order payable to: UNSEEN SOLAR, Inc. ("the Issuer" and "the Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificate will be delivered to each Investor within thirty (30) days of the Close of this Offering.

     SECURITIES OFFERED - The Company is offering a total of 1,000,000 shares of its common stock (par value $.0001 per share) at a price of $.02 per share. There is no minimum subscription amount.

     SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

NUMBER OF COMMON SHARES = ___________________

Multiply by Price of Shares x $.02 per Share

Aggregate Subscription Price = $___________________

Check or money order shall be made payable to Unseen Solar, Inc.

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ________, 2010.

b) I am a bona fide resident of the state of ________________________________ or ______ a non-US resident.

c) The Issuer and the other purchasers are relying on the truth and accuracyof the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

Please register the Shares, which I am purchasing in the following name(s):


--------------------------------------------------------------------------------

As (check one)

__Individual       __Tenants in Common                    __Existing Partnership
__Joint Tenants    __Corporation                          __Trust
__IRA              __Minor with adult custodian under
                     the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):


--------------------------------               --------------------------------
Signature of Subscriber                        Signature of Co-Subscriber


--------------------------------               --------------------------------
Name of Subscriber (Printed)                   Name of Co-Subscriber (Printed)


--------------------------------               --------------------------------
Address                                        Address of Co-Subscriber


--------------------------------               --------------------------------
Address                                        Address of Co-Subscriber


--------------------------------               --------------------------------
Subscriber Tax I.D. or                         Co-Subscriber Tax I.D. or
Social Security Number                         Social Security Number



ACCEPTED BY:  Unseen Solar, Inc., a Delaware Corporation


By:                                            Date:
   -----------------------------                    ----------------------------
   Officer